EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IdleAire Technologies Corporation Second Amended and Restated 2000 Incentive Stock Plan, of our report dated March 30, 2007 with respect to the financial statements of IdleAire Technologies Corporation included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP
Nashville, Tennessee
July 11, 2007